EXHIBIT 21.1

Subsidiaries of Jacobs Entertainment, Inc., the Registrant

The list of the subsidiaries of Jacobs Entertainment, Inc. was included as Exhibit 21.1 to our registration statement on Form S-4 (SEC Registration No. 333-88242) filed on May 14, 2002 and incorporated hereby by reference.

In addition, Jacobs Entertainment, Inc. has formed or acquired the following subsidiaries:

Name	State of Organization	Percentage of Ownership

Colonial Downs, L.L.C.	Virginia	100%
JRJ Properties, LLC	Virginia	100%
Jalou Breaux Bridge, LLC	Ohio	100%
Jalou Eunice, LLC	Ohio	100%
Jalou of Jefferson, LLC	Ohio	100%